  Exhibit 99.1
ENDRA Life Sciences Reports Fourth Quarter and Full Year 2017
Financial Results

Management to Host Conference Call Today at 4:30 p.m. EDT

ANN ARBOR, Michigan – March 20, 2018 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, reported its financial and operational results for the fourth quarter and full year ended December 31, 2017.

Key 2017 and Subsequent Highlights:

●
Renewed global collaboration agreement with GE Healthcare to accelerate development of ENDRA's Thermo-Acoustic Enhanced UltraSound (TAEUS™) clinical platform.

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Completed initial public offering, as well as the exercise of over-allotment option, which generated $8.6 million in net proceeds.

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Rang the Nasdaq Stock Market Closing Bell at the Nasdaq MarketSite in Times Square with company management, board of directors and IPO investors.

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Hired strategic personnel including an IP Specialist, engineering leader and specialized engineers with deep knowledge of radio-frequency applications.

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Presented new photoacoustic imaging research at the 2017 World Molecular Imaging Congress in Philadelphia.

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Delivered and installed a next-generation Nexus 128+ preclinical imaging system at a leading research university in South Korea.

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Partnered with StarFish Medical and CriTech Research to advance development of the TAEUS clinical product meeting CE regulatory requirements for anticipated 2018 commercial launch in the European Union.

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Initiated a project with the Centre for Imaging Technology Commercialization (CIMTEC) to conduct human studies with ENDRA’s Thermo-Acoustic Enhanced Ultrasound (TAEUS™) clinical product targeting Non-Alcoholic Fatty Liver Disease (NAFLD).

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Strengthened ENDRA’s total 2017 intellectual property portfolio to 33 patents and patent applications that are in preparation, filed, issued or licensed, encompassing a range of device and method-focused IP in targeted global markets.

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Attended and presented at six institutional investor conferences and two industry conferences in New York, California, Pennsylvania, Minnesota and Florida.

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Subsequent Events in Q1 2018:

o
Further renewed and extended terms of global collaboration agreement with GE Healthcare to accelerate development of ENDRA's Thermo-Acoustic Enhanced UltraSound (TAEUS™) clinical platform.

o
Granted two U.S. patents for non-invasive fat assessment to support TAEUS™ clinical product targeting Non-Alcoholic Fatty Liver Disease.

Management Commentary

“2017 was a pivotal year for ENDRA as we successfully completed our IPO, strategically deployed our capital, expanded the team and achieved several operational milestones,” said Francois Michelon, ENDRA’s CEO. “On the heels of a renewed global collaboration agreement with GE Healthcare, the global ultrasound market leader, we raised $8.6 million in new capital, listed on the NASDAQ Capital Market and positioned ENDRA to acquire CE certification and deliver its first liver diagnostic tool for the European market in 2018.

“For those new to the ENDRA story, our disruptive clinical technology in development leverages our photo-acoustic Nexus-128 technology, which is currently used by world-class researchers at Stanford University and the University of Michigan. ENDRA’s Thermo-Acoustic Enhanced UltraSound (TAEUS™) clinical platform combines RF pulses and ultrasound to visualize human tissue composition, function and temperature in ways previously possible only on CT & MRI and at a fraction of the total cost. Our first TAEUS application will focus on the assessment of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease (NAFLD), which affects over one billion people globally.

“During 2017, we began building the foundation for the successful commercial launch of our TAEUS clinical product in the second half of 2018. To support this, we hired strategic personnel including an IP specialist, engineering leader, and specialized engineers with deep knowledge of radio-frequency applications. On the IP front, we also strengthened ENDRA’s total intellectual property portfolio from 24 to 33 assets in 2017, with a strong focus on protecting enabling methodologies and technical innovations related to our TAEUS fatty liver application.

“On the pre-commercialization front in 2017, we formalized our relationship with the Centre for Imaging Technology Commercialization (CIMTEC) to complete human studies for our TAEUS clinical product targeting NAFLD expected in the second quarter of 2018. These human studies with CIMTEC involve conventional ultrasound, TAEUS imaging and magnetic resonance imaging (MRI). Our objective is to obtain important insights into clinical work flow and quantitative methodologies of ENDRA's TAEUS™ product,” continued Michelon.

“To support ENDRA’s human studies and commercialization plans, in the fourth quarter of 2017 we also partnered with StarFish Medical and CriTech Research to advance the development of the hardware and software elements of the TAEUS clinical product. StarFish Medical is Canada’s largest medical device development and contract manufacturing company, while CriTech Research is an industry leader in medical device software development. This diversified, two-pronged productization approach will allow us to best leverage each partner’s respective area of expertise.

“2018 is already off to an exciting start as evidenced by the accelerated renewal of our collaboration agreement with GE Healthcare. We believe this continues to demonstrate GE’s confidence with our development progress in 2017 and signals their continued support with development and commercialization of ENDRA’s TAEUS fatty liver product in Europe.

“We also expanded our patent portfolio in 2018 and were recently granted two U.S. patents for non-invasive fat assessment to support TAEUS™ clinical product targeting Non-Alcoholic Fatty Liver Disease. These are the first U.S. patents issued to ENDRA for non-invasive fat assessment, and we expect to receive additional patents to protect our thermoacoustic intellectual property. As of today, ENDRA's IP portfolio totals 39 patents and patent applications that are in preparation, filed, issued or licensed, encompassing a range of device and method-focused IP in targeted global markets.

“As we conclude the first quarter of 2018, we believe ENDRA is positioned to deliver on key milestones for ENDRA’s Fatty Liver application in 2018 including:

o
First human study completed in the second quarter of 2018;
o
CE Mark in Europe expected in the third quarter of 2018; and
o
Commercial launch of the TAEUS liver device in Europe in the second half of 2018.

“We look forward to sharing more on our developing story at the upcoming MicroCap Conference on April 9-10, 2018 in New York City,” concluded Michelon.

Fourth Quarter and Full Year 2017 Financial Results

Revenue totaled $0.4 million in FY 2017, as compared to $0.5 million in FY 2016. The revenue for 2017 was a result of the sale of a new Nexus 128 system for use in pre-clinical applications, and service on the base of existing installed Nexus 128 systems versus 2016 revenue that was a result of the sale of two new Nexus 128 systems, and service on the base of existing installed Nexus 128 systems.

Operating expenses increased to $4.8 million in FY 2017 as compared to $2.1 million in FY 2016. The increase in operating expenses in FY 2017 as compared to FY 2016 was primarily due to higher research and development expenses, and general & administrative expenses associated with an increase in headcount, as well as one-time advisory and accounting fees related to the company’s initial public offering.

Net loss in FY 2017 totaled $5.4 million, or ($1.95) per basic and diluted share, as compared to a net loss of $2.8 million in FY 2016.

Cash at December 31, 2017 totaled $5.6 million, as compared to $0.1 million at December 31, 2016 with no long-term debt outstanding. The increase of cash as of December 31, 2017 compared to December 31, 2016 is a result of the net proceeds of $8.6 million from the company’s initial public offering in May 2017.

Conference Call

ENDRA CEO Francois Michelon, CFO David Wells and CTO Michael Thornton will host a conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Tuesday, March 20, 2018
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-877-407-8035
International dial-in number:	1-201-689-8035

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://www.investorcalendar.com/event/26717 and via the investor relations section of the Company’s website at www.endrainc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 3, 2018.

Toll-free replay number:	1-877-481-4010
International replay number:	1-919-882-2331
Replay ID:	26717

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA's Photo-Acoustic Nexus-128 system is currently used by leading global medical researchers to screen and modify disease models with high image quality and volume scanning speed. ENDRA is developing a next generation Thermo-Acoustic Enhanced UltraSound (TAEUS™) system to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only with CT & MRI - at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the quantification of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease, which affects over 1 billion people globally, representing an estimated $13 billion global ultrasound market opportunity. ENDRA's goal is to bring new capabilities to ultrasound - thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning ENDRA’s ability to secure regulatory approvals; anticipated product pricing; expectations with respect to current and future partnerships, including those with CIMTEC, StarFish and Critech; estimates of the timing of future events and achievements; and expectations concerning ENDRA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA’s filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MZ North America
Chris Tyson
Managing Director
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us

ENDRA Life Sciences Inc.
Consolidated Balance Sheets

	December 31,	December 31,
Assets	2017	2016
Assets
Cash	$5,601,878	$144,953
Accounts receivable	6,850	-
Prepaid expenses	67,497	-
Inventory	191,680	40,105
Other current assets	14,249	10,535
Total Current Assets	5,882,154	195,594
Other Assets
Fixed assets, net	241,549	295,168
Total Assets	$6,123,702	$490,761

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$848,214	$434,552
Notes payable	-	50,000
Convertible notes payable, related party, net of discount	-	99,804
Convertible notes payable, net of discount	-	800,172
Total Current Liabilities	848,214	1,384,528
Total Liabilities	848,214	1,384,528

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,923,027 and 723,335 shares issued and outstanding	392	72
Stock payable	-	81,000
Additional paid in capital	23,170,531	11,543,634
Accumulated deficit	(17,895,435)	(12,518,473)
Total Stockholders’ Equity (Deficit)	5,275,488	(893,767)
Total Liabilities and Stockholders’ Equity (Deficit)	$6,123,702	$490,761

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Revenue	$351,622	$515,582

Cost of Goods Sold	172,782	235,878

Gross Profit	$178,840	$279,704

Operating Expenses
Research and development	1,931,075	495,377
Sales and marketing	122,604	34,130
General and administrative	2,751,219	1,541,955
Total operating expenses	4,804,898	2,071,461

Operating loss	(4,626,058)	(1,791,758)

Other Expenses
Loss on warrant exercise	-	(5,823)
Other income (expense)	(750,904)	(977,787)
Total other expenses	(750,904)	(983,610)

Loss from operations before income taxes	(5,376,962)	(2,775,368)

Provision for income taxes	-	-

Net Loss	$(5,376,962)	$(2,775,368)

Net loss per share – basic and diluted	$(1.95)	$(3.84)

Weighted average common shares – basic and diluted	2,756,956	723,283

ENDRA Life Sciences Inc.
Consolidated Statements of Cash Flows
	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(5,376,962)	$(2,775,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,481	64,936
Common stock, options and warrants issued for services	1,002,957	208,723
Addition warrants issued during exchange	-	5,823
Interest on discount of convertible debt	711,472	899,976
Imputed interest on promissory notes	1,480	3,704
Changes in operating assets and liabilities:
Increase in accounts receivable	(6,850)	-
Increase in prepaid expenses	(67,497)	-
Increase (decrease) in inventory	(151,574)	58,899
Increase in other asset	(3,714)	(2,049)
Increase in accounts payable and accrued liabilities	528,294	198,131
Net cash used in operating activities	(3,300,914)	(1,315,623)

Cash Flows from Investing Activities:
Purchases of fixed assets	(7,862)	-
Net cash used in investing activities	(7,862)	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock, net	8,590,700	5,000
Proceeds from notes payable	-	50,000
Repayment of notes payable	(50,000)	132,000
Proceeds from convertible notes	225,000	1,254,448
Net cash provided by financing activities	8,765,700	1,466,756

Net Increase/(Decrease) in cash	5,456,924	125,825

Cash, beginning of period	144,953	19,128

Cash, end of period	$5,601,878	$144,953

Supplemental disclosures:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash Items:
Discount on convertible notes	$225,000	$-
Common shares to be issued for accrued salaries - related parties	$-	$60,910
Conversion of convertible notes and accrued interest	$1,726,079	$-